Exhibit n.11

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 2 to the Registration Statement (No. 333-223663) on Form N-2 of Solar Capital Ltd. of our report dated February 13, 2019, relating to the consolidated financial statements of Crystal Financial LLC, as of and for the years ended December 31, 2018 and 2017.

/s/ RSM US LLP

Boston, Massachusetts

June 21, 2019